Exhibit 3

SECOND AMENDED AND RESTATED

BY-LAWS

OF

CORD BLOOD AMERICA, INC.

ARTICLE 1- SHAREHOLDERS

1.1 Place of Meetings.  All meetings of shareholders shall be held at such place within or without the State of Florida as may be designated from time to time by the Board of Directors or a Chief Executive Officer (or, if there is no Chief Executive Officer, a President) or, if not so designated, at the principal office of the Corporation.

1.2 Annual Meeting.  The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held within six months after the end of each fiscal year on a date to be fixed by the Board of Directors or a Chief Executive Officer (or, if there is no Chief Executive Officer, a President), unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be fixed by the Board of Directors or a Chief Executive Officer (or, if there is no Chief Executive Officer, a President) and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of shareholders shall be deemed to refer to such special meeting.

1.3 Special Meeting.  Special meetings of shareholders may be called at any time by only the Chairman of the Board of Directors, a Chief Executive Officer (or, if there is no Chief Executive Officer, a  President) or by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, and (up to twice in any calendar year) shall also be called by the President or Secretary at the request in writing of a majority of the Board of Directors or the holders of not less than ten percent (10%) of the outstanding capital stock of the Corporation entitled to vote. Such written request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the President or Secretary shall call a special meeting of shareholders to be held at the offices of the Corporation or at a location, at the Corporation’s discretion, that is reasonable and convenient, at such date and time as the President or Secretary may fix, such meeting to be held not less than ten (10) nor more than sixty (60) days after the receipt of such written request.  Any business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4 Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

1.5 Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of shareholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the records of the Corporation.

1.6 Voting List.  The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any shareholder who is present.

1.7 Quorum.  Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

1.8 Adjournments.  Any meeting of shareholders may be adjourned to any other time and to any other place at which a meeting of shareholders may be held under these By-Laws by a majority of the shareholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no shareholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any shareholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.9 Voting and Proxies.  Except as otherwise provided by the Florida Business Corporation Act, the Articles of Incorporation or these By-Laws, each shareholder shall have one vote for each share of capital stock entitled to vote and held of record by such shareholder. Each shareholder of record entitled to vote at a meeting of shareholders may vote in person or may authorize another person or persons to vote or act for him or her by written proxy executed by the shareholder or his or her authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after eleven (11) months from the date of its execution, unless the proxy expressly provides for a longer period.

1.10 Proxy Representation. Every shareholder may authorize another person or persons to act for him or her by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, objecting to or voting or participating at a meeting, or expressing consent or dissent without a meeting. The delivery of a proxy on behalf of a shareholder consistent with telephonic or electronically transmitted instructions obtained pursuant to procedures of the Corporation reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution and delivery of the proxy by or on behalf of the shareholder. No proxy shall be voted or acted upon after eleven (11) months from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. The authorization of a proxy may but need not be limited to specified action, provided, however, that if a proxy limits its authorization to a meeting or meetings of shareholders, unless otherwise specifically provided such proxy shall entitle the holder thereof to vote at any adjourned session but shall not be valid after the final adjournment thereof. A proxy purporting to be authorized by or on behalf of a shareholder, if accepted by the Corporation in its discretion, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

1.11 Action at Meeting.  When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Incorporation or by these By-laws. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

1.12 Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. The nomination for election to the Board of Directors of the Corporation at a meeting of shareholders may be made by the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.11. Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided , however , that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then such nomination shall have been delivered to or mailed and received by the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder (and evidence of such ownership if not also held of record by such shareholder). The Corporation may require any proposed nominee or nominating shareholder to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of a proposed nominee to serve as a director of the Corporation.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

1.13 Notice of Business at Annual Meetings.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, if such business relates to the election of directors of the Corporation, the procedures in Section 1.11 must be complied with. If such business relates to any other matter, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided , however , that if the annual meeting is not held within thirty (30) days before or after such anniversary date, then for the notice by the shareholder to be timely it must be so received not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.13, except that any shareholder proposal which complies with Rule 14a-8 of the proxy rules, or any successor provision, promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of shareholders shall be deemed to comply with the requirements of this Section 1.13.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.13, and if he or she should so determine, the chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

1.14 Written Consent of Stockholders without a Meeting.   Any action to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation to its registered office in the State of Florida, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 1.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.

1.15 Organization.  The Chairman of the Board, or in his or her absence a President shall call meetings of the shareholders to order, and act as chairman of such meeting; provided , however , that the Board of Directors may appoint any shareholder to act as chairman of any meeting in the absence of the Chairman of the Board. The Secretary of the Corporation shall act as secretary at all meetings of the shareholders; provided , however , that in the absence of the Secretary at any meeting of the shareholders, the acting chairman may appoint any person to act as secretary of the meeting.

ARTICLE 2 - DIRECTORS

2.1 General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Articles of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.2 Number; Election and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than one or more than fifteen. The directors shall be elected at the annual meeting of shareholders by such shareholders as have the right to vote on such election. The directors need not be shareholders of the Corporation.

2.3 Terms of Office.  Except as otherwise provided in the Articles of Incorporation or these By-Laws, each director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such director was elected; provided, however, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

2.4 Vacancies.  Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

2.5 Resignation.  Any director may resign by delivering his or her written resignation to the Corporation at its principal office or to a President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6 Regular Meetings.  The regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Florida, as shall be determined from time to time by the Board of Directors; provided , that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

2.7 Special Meetings.  Special meetings of the Board of Directors may be held at any time and place, within or without the State of Florida, designated in a call by the Chairman of the Board of Directors, a Chief Executive Officer (or if there is no Chief Executive Officer, a President), two or more directors or by one director in the event that there is only a single director in office.

2.8 Notice of Special Meetings.  Notice of any special meeting of the Board of Directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. The notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least twenty four (24) hours in advance of the meeting, (ii) by sending an email, telegram, telecopy, or telex, or delivering written notice by hand, to his or her last known business or home address at least twenty four (24) hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least seventy two (72) hours in advance of the meeting. A notice or waiver of notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.

2.9 Meetings by Telephone Conference Calls.  The Board of Directors or any members of any committee of the Board of Directors designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone, video conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

2.10 Quorum.  A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors.

2.11 Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Articles of Incorporation or these By-Laws.

2.12 Action by Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors, as applicable.

2.13 Removal.  The directors of the Corporation may be removed with or without cause by the affirmative vote of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose.

2.14 Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Florida Business Corporation Act, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. No committee of the board shall have the power or authority to: (a) approve or recommend to shareholders actions or proposals required by the Florida Law to be approved by shareholders; (b) fill vacancies on the board of directors or any committee thereof;  (c) adopt, amend or repeal the By-Laws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

2.15 Compensation of Directors.  The directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3 - OFFICERS

3.1 Enumeration.  The officers of the Corporation shall consist of one Chief Executive Officer, one President or two Co-Presidents (each of whom shall be considered a President for purposes of these By-Laws), a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may appoint other officers with such titles and powers as it may deem appropriate, including, without limitation one or more Vice Presidents and one or more Controllers.

3.2 Election.  The Chief Executive Officer, President or Co-Presidents, as the case may be, Chief Financial Officer, Secretary and Treasurer shall be elected annually by the Board of Directors at its first meeting following the annual meeting of shareholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

3.3 Qualification.  No officer need be a shareholder of the Corporation. Any two or more offices may be held by the same person.

3.4 Tenure.  Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him or her, or until his or her earlier death, resignation or removal.

3.5 Resignation and Removal.  Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to a Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the Board of Directors.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his of her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.6 Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer, President or Co-President, as the case may be, Secretary and Treasurer. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

3.7 Chairman of the Board.  The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he or she shall perform such duties and possess such powers as are assigned to him or her by the Board of Directors.

3.8 Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, a Chief Executive Officer shall preside at all meetings of the shareholders. A Chief Executive Officer shall perform such other duties and possess such other powers as the Board of Directors may from time to time prescribe.

3.9 President.  A President shall perform such duties and possess such powers as the Board of Directors or a Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of all Chief Executive Officers, a President shall perform the duties of a Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the office of Chief Executive Officer.

3.10 Chief Financial Officer.  The Chief Financial Officer shall perform such duties and possess such powers as the Board of Directors or a Chief Executive Officer may from time to time prescribe.

3.11 Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors, a Chief Executive Officer or a President may from time to time prescribe. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other such title.

3.12 Controllers.  Any Controller shall perform such duties and possess such powers as the Board of Directors, a Chief Executive Officer or any Vice President may from time to time prescribe. The Board of Directors may assign to any Controller the title of Assistant Controller or any other such title.

3.13 Secretary.  The Secretary shall perform such duties and possess such powers as the Board of Directors or a Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the Secretary, including without limitation the duty and power to give notices of all meetings of shareholders and special meetings of the Board of Directors, to attend all meetings of shareholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

In the event of the absence, inability or refusal to act of the Secretary at any meeting of shareholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.14 Treasurer.  The Treasurer shall perform such duties and possess such powers as the Board of Directors, a Chief Executive Officer or the Chief Financial Officer may from time to time prescribe. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of Treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation. Unless the Board of Directors has designated another officer as Chief Financial Officer, the Treasurer shall be the Chief Financial Officer of the Corporation.

In the event of the absence, inability or refusal to act of the Treasurer, the Board of Directors shall appoint a temporary treasurer, who shall perform the duties and exercise the powers of the Treasurer.

3.15 Other Officers, Assistant Officers and Agents.  Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

3.16 Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4 - CAPITAL STOCK

4.1 Issuance of Stock.  Unless otherwise voted by the shareholders and subject to the provisions of the Articles of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2 Certificates of Stock.  Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board of Directors, a Chief Executive Officer or a President, and the Treasurer or the Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3 Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

4.4 Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

4.5 Dividends.  Subject to limitations contained in the Florida Business Corporation Act, the Articles of Incorporation and these By-laws, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

ARTICLE 5 – CONTROL SHARE ACQUISITIONS

5.1 The Corporation expressly elects not to be governed by Section 607.0902 of the Florida Business Corporation Act, as in effect on the date hereof and as amended from time to time, relating to control share acquisitions.

ARTICLE 6 GENERAL PROVISIONS

6.1 Fiscal Year.  Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

6.2 Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

6.3 Waiver of Notice.  Whenever any notice whatsoever is required to be given by law, by the Articles of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or by the appearance of such person at such meeting in person or by proxy, shall be deemed equivalent to such notice. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

6.4 Voting of Securities.  Except as the directors may otherwise designate, a Chief Executive Officer or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at, any meeting of shareholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

6.5 Evidence of Authority.  A certificate by the Secretary, or a temporary secretary, as to any action taken by the shareholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

6.6 Articles of Incorporation.  All references in these By-Laws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation, as amended or restated and in effect from time to time.

6.7 Indemnification. Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal and whether or not such action, suit or proceeding is brought by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted by Florida Law. The right to indemnification conferred in this Section shall also include the right, unless otherwise determined by the Board, to be paid by the corporation the reasonable expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by Florida Law. The right to indemnification conferred in this Section shall be a contract right.

6.8 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

6.9 Pronouns.  All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

6.10 Contracts.  In addition to the powers otherwise granted to officers pursuant to Article 4 hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

6.11 Loans.  The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

6.12 Inspection of Books and Records.  The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Florida, unless and until authorized so to do by resolution of the Board of Directors or of the shareholders of the Corporation.

6.13 Section Headings.  Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

6.14 Inconsistent Provisions.  In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Restated Articles of Incorporation, the Florida Business Corporation Act or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE 7 - AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by (a) the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present or (b) by the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding.